Exhibit 10.8

Form of
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        This First Amendment to Employment Agreement (this "Amendment") is made and entered into as of October 16, 2007, by and between BancTec, Inc., a Delaware corporation (the "Company") and the undersigned executive officer of the Company (the "Executive" or "you").

RECITALS:

        WHEREAS, the parties hereto desire to amend that certain Employment Agreement between them, dated May 27, 2007 (the "Employment Agreement"), in accordance with Section 12 thereof, as provided in this Amendment.

        NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Amendment of Employment Agreement.    The parties acknowledge and agree that Section V, Subsection E and Section V, Subsection F of the Employment Agreement are hereby deleted and replaced in their entirety by the following:

          V.    Certain Payments by the Company.

            E.    In the event that the Excise Tax is later determined by the Accountants or pursuant to any proceeding or negotiations with the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Tax Reimbursement Payment is made (including, but not limited to, by reason of any payment the existence or amount of which cannot be determined at the time of the Tax Reimbursement Payment), the Company shall make an additional Tax Reimbursement Payment in respect of such excess (plus any interest or penalty payable with respect to such excess) not later than the end of Executive's taxable year following Executive's taxable year in which the taxes that are subject to the audit or litigation are remitted to any Federal, state or local tax authority, or where as a result of such audit or litigation there are taxes remitted, the end of the Executive's taxable year following the Executive's taxable year in which the audit is completed or there is a final and nonappealable settlement or other resolution of the litigation, in accordance Treasury Regulation Section 1.409A-3(i)(1)(v).

            F.     The Tax Reimbursement Payment (or portion thereof) provided for in Section V.B. above shall be paid to the Executive not later than ten (10) business days following the payment of the Covered Payments; provided, however, that if the amount of such Tax Reimbursement Payment (or portion thereof) cannot be finally determined on or before the date on which payment is due, the Company shall pay to the Executive by such date an amount estimated in good faith by the Accountants to be the minimum amount of such Tax Reimbursement Payment and shall pay the remainder of such Tax Reimbursement Payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but not later than forty-five (45) calendar days after payment of the related Covered Payment. In the event that the amount of the estimated Tax Reimbursement Payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth business day after written demand by the Company for payment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). Notwithstanding the foregoing, in no event may the Tax Reimbursement Payment be paid later than the end of Executive's taxable year next following Executive's taxable year in which Executive remits the related taxes in accordance with Treasury Regulation Section 1.409A-3(i)(1)(v).

        2.    Remainder of Employment Agreement Unchanged.    The parties hereby acknowledge and agree that except as expressly provided in Section 1 of this Amendment, the balance of the Employment Agreement remains unchanged and is hereby ratified and confirmed in all respects.

        3.    Definitions.    All capitalized terms used herein which are not otherwise herein defined shall have the meanings ascribed to them in the Employment Agreement.

        4.    Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, as applied to contracts made and performed within the State of Texas.

        5.    Counterparts.    The parties hereto may sign any number of copies or counterparts of this Amendment. Each signed copy or counterpart shall be an original, but each of them together shall represent the same agreement.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written, to be effective and binding as of such date.

EXECUTIVE	BANCTEC, INC.
By:
[Name of Executive]	Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO EMPLOYMENT AGREEMENT]